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                                                                     EXHIBIT 5.1


                   [Wachtell, Lipton, Rosen & Katz Letterhead]



                                January 21, 2004



Alaska Communications Systems Holdings, Inc.
600 Telephone Avenue
Anchorage, Alaska  99503

                  Re:   Exchange Offer for up to $182,000,000
                        9-7/8% Senior Notes Due 2011
                        REGISTRATION STATEMENT ON FORM S-4 (NO. 333-109927)

Ladies and Gentlemen:

            We have acted as special counsel for Alaska Communications Systems Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above referenced registration statement on Form S-4 (as it may be amended or supplemented, the "Registration Statement"), relating to an offer to exchange in a transaction registered under the Securities Act of 1933, as amended (the "Exchange Offer") an aggregate principal amount of up to $182,000,000 of the Company's 9-7/8% Senior Notes Due 2011 (the "Exchange Notes"), for an equal principal amount of the Company's outstanding 9-7/8% Senior Notes Due 2011 (the "Old Notes"). The Exchange Notes will be guaranteed on a senior basis (the "Guarantees") by Alaska Communications Systems Group, Inc., a Delaware corporation and the sole stockholder of the Company, and each of the Company's domestic subsidiaries other than ACS Media Holdings LLC (collectively, the "Guarantors").
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January 21, 2004
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            The Exchange Notes will be issued under an Indenture, dated as of
August 26, 2003 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee").

            In rendering this opinion, we have examined the Registration Statement, the Indenture, the form of the Exchange Notes, the form of the Old Notes and such other documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.

            In giving the opinions contained herein, we have, with your approval, relied upon representations of officers of the Company and the Guarantors and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have, with your approval, assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

            We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America normally applicable, in our experience, to transactions of the type contemplated by the Exchange Offer, the laws of the State of New York and the General Corporation Law of the State of Delaware (as such law is presently interpreted by regulations or published judicial opinions) and the state of facts that exist as of the date of this letter. In addition, we express no opinion as to the effects of either (i) Section 548 of Title 11 of the United States Code or (ii) Article 10 of the New York Debtor and Creditor Law, relating to fraudulent transfers, on any obligation under the Guarantees of the Guarantors that are direct or indirect subsidiaries of the Company.

            Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, it is our opinion that:

            (1) the Exchange Notes have been duly authorized and, when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Notes are duly executed, authenticated and delivered in accordance with the Indenture by the Company upon the terms set forth in the Exchange Offer, will be legally and validly issued and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and

            (2) the Guarantees have been duly authorized and, when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, the Guarantees will be legally and valid issued and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their respective terms;
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January 21, 2004
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subject in each case to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors' rights from time to time in effect and (b) application of general principles of equity, including standards of commercial reasonableness and good faith (regardless of whether considered in proceedings in equity or at law), and except with respect to the rights of indemnification and contribution thereunder, which enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws.

            We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby or hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ Wachtell, Lipton, Rosen & Katz
                                       ----------------------------------
                                       Wachtell, Lipton, Rosen & Katz